IAS Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth quarter revenue increased 14% to $153 million

Fourth quarter net income of $15.3 million at a 10% margin; fourth quarter adjusted EBITDA increased 29% to $61.4 million at a 40% margin
NEW YORK – February 28, 2025 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the fourth quarter and full year ended December 31, 2024.

"We achieved 14% revenue growth in the fourth quarter with double-digit gains across our optimization, measurement, and publisher businesses,” said Lisa Utzschneider, CEO of IAS. “Throughout the year, we launched several first-to-market solutions to increase advertiser returns across the digital ecosystem. We look forward to driving value for our customers in 2025 based on our AI-powered, differentiated products, expanded platform partnerships, and global market leadership.”

Fourth Quarter 2024 Financial Highlights
•Total revenue was $153.0 million, a 14% increase compared to $134.3 million in the prior-year period.

•Optimization revenue was $70.6 million, an 11% increase compared to $63.6 million in the prior-year period.

•Measurement revenue was $59.1 million, a 12% increase compared to $52.6 million in the prior-year period.

•Publisher revenue was $23.4 million, a 30% increase compared to $18.1 million in the prior-year period.

•International revenue, excluding the Americas, was $49.0 million, a 13% increase compared to $43.3 million in the prior-year period, or 32% of total revenue for the fourth quarter of 2024.

•Gross profit was $119.7 million, a 13% increase compared to $106.0 million in the prior-year period. Gross profit margin was 78% for the fourth quarter of 2024.

•Net income was $15.3 million, or $0.09 per basic and diluted share, compared to $10.2 million, or $0.06 per basic and diluted share, in the prior-year-period. Net income margin was 10% for the fourth quarter of 2024.

•Adjusted EBITDA* was $61.4 million, a 29% increase compared to $47.5 million in the prior-year period. Adjusted EBITDA* margin was 40% for the fourth quarter of 2024.
Full Year 2024 Financial Highlights
•Total revenue was $530.1 million, a 12% increase compared to $474.4 million in the prior year.

•Optimization revenue was $242.6 million, an 8% increase compared to $224.5 million in the prior year.

•Measurement revenue was $211.0 million, a 13% increase compared to $186.0 million in the prior year.

•Publisher revenue was $76.5 million, a 20% increase compared to $63.8 million in the prior year.

•International revenue, excluding the Americas, was $166.0 million, a 13% increase compared to $146.8 million in the prior year, or 31% of total revenue for the full year 2024.

•Gross profit was $416.1 million, an 11% increase compared to $375.0 million in the prior year. Gross profit margin was 79% for the full year 2024.

•Net income was $37.8 million, or $0.23 per basic and diluted share, compared to $7.2 million, or $0.04 per diluted share, in the prior year. Net income margin was 7% for the full year 2024.

•Adjusted EBITDA* was $191.3 million, a 20% increase compared to $159.5 million in the prior year. Adjusted EBITDA* margin was 36% for the full year 2024.

•Cash and cash equivalents were $84.5 million at December 31, 2024.

Recent Business Highlights

•Meta Optimization Expansion – In February 2025, IAS announced new features and increased global availability for its first-to-market Content Block List optimization solution on Meta across Facebook and Instagram Feed and Reels. IAS now supports 9 additional content categories for a total of 45 and 6 additional languages for a total of 34.

•Brand Safety and Suitability on Reddit – In January 2025, Reddit announced that IAS is integrated into Reddit’s Limited inventory safety tier, and can now provide advertisers with IAS’s industry-leading, AI-driven Multimedia Technology. Reddit also announced an integration with IAS to measure the brand safety and brand suitability of advertisers’ campaigns on Reddit.

•Quality Sync Pre-Bid Integrations – In February 2025, IAS announced the integration of Quality Sync pre-bid with Display and Video 360. In December 2024, IAS launched Quality Sync pre-bid in Amazon DSP. Quality Sync seamlessly syncs advertisers’ settings to streamline their efforts and drive superior results.

•Quality Attention Expansion – In December 2024, IAS announced the release of its new Quality Attention Optimization product and its first-to-market partnership with Lumen Research to offer Social Attention. IAS now provides advertisers complete coverage for attention metrics across post-bid, pre-bid, and social media.

•China Expansion – In December 2024, IAS announced plans to expand into China to provide global advertisers with invalid traffic, fraud, and brand safety and suitability measurement, aligned to international and local standards. IAS will also offer local support to Chinese advertisers looking to grow their reach beyond China's borders.

•Kwai International Brand Safety Expansion – In December 2024, IAS announced exclusive first-to-market content-level brand safety and suitability measurement for advertisers on Kwai for Business as well as the launch of its Total Media Quality for Kwai product suite.

•ISO Certification – In December 2024, IAS announced it has received an accredited ISO/IEC 42001 certification, making it the first measurement provider to receive ISO certification for its use of AI, and one of the first companies certified in the world.

Financial Outlook

Utzschneider commented, “In addition to 14% revenue growth in the fourth quarter, we realized a 40% adjusted EBITDA margin for the period. In 2025, we expect to deliver profitable, double-digit revenue growth while maintaining a strong balance sheet and healthy cash flows to fuel investment in the business.”

IAS is introducing the following financial outlook for the first quarter and full year 2025:

First Quarter Ending March 31, 2025:
•Total revenue of $128 million to $131 million
•Adjusted EBITDA* of $38 million to $40 million

Year Ending December 31, 2025:
•Total revenue of $588 million to $600 million
•Adjusted EBITDA* of $202 million to $210 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of Non-GAAP measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit), restructuring and severance costs, and acquisition and integration costs, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the first quarter of 2025 in the range of $15 million to $17 million and for the full year 2025 in the range of $77 million to $81 million. A reconciliation is not available without unreasonable effort.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
(IN THOUSANDS, EXCEPT SHARE DATA)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$84,469	$124,759
Restricted cash	506	54
Accounts receivable, net of allowance for credit losses of $7,454 and $8,645 as of December 31, 2024 and December 31, 2023, respectively	79,427	74,609
Unbilled receivables	53,388	46,548
Prepaid expenses and other current assets	36,639	18,959
Due from related party	28	—
Total current assets	254,457	264,929
Property and equipment, net	4,004	3,769
Internal use software, net	53,636	40,301
Intangible assets, net	140,943	178,908
Goodwill	673,025	675,282
Operating lease right-of-use assets, net	17,888	21,668
Deferred tax asset, net	1,675	2,465
Other long-term assets	5,943	4,402
Total assets	$1,151,571	$1,191,724
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72,910	$72,232
Operating lease liabilities, current	10,184	9,435
Due to related party	11	121
Deferred revenue	1,061	682
Total current liabilities	84,166	82,470
Deferred tax liability, net	3,118	20,367
Long-term debt, net	34,189	153,725
Operating lease liabilities, non-current	13,374	19,523
Other long-term liabilities	8,713	6,183
Total liabilities	143,560	282,268
Commitments and Contingencies (Note 15)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at December 31, 2024; 0 shares issued and outstanding at December 31, 2024 and 2023	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized at December 31, 2024, 162,871,266 and 158,757,620 shares issued and outstanding at December 31, 2024 and 2023, respectively	163	159
Additional paid-in-capital	964,765	901,259
Accumulated other comprehensive loss	(3,666)	(916)
Retained earnings	46,749	8,954
Total stockholders’ equity	1,008,011	909,456
Total liabilities and stockholders’ equity	$1,151,571	$1,191,724

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended December 31,		Year ended December 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2024	2023	2024	2023
Revenue	$153,038	$134,295	$530,101	$474,369
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	33,332	28,252	113,960	99,352
Sales and marketing	30,753	30,423	122,294	117,989
Technology and development	17,546	19,056	69,851	72,906
General and administrative	24,310	25,961	95,717	111,634
Depreciation and amortization	16,934	14,593	63,966	54,966
Foreign exchange loss (gain), net	4,650	(501)	3,927	430
Total operating expenses	127,525	117,784	469,715	457,277
Operating income	25,513	16,511	60,386	17,092
Interest expense, net	(571)	(2,489)	(5,358)	(12,236)
Net income before income taxes	24,942	14,022	55,028	4,856
(Provision) benefit for income taxes	(9,671)	(3,858)	(17,233)	2,382
Net income	$15,271	$10,164	$37,795	$7,238
Net income per share:
Basic	$0.09	$0.06	$0.23	$0.05
Diluted	$0.09	$0.06	$0.23	$0.04
Weighted average shares outstanding:
Basic	162,643,523	158,243,619	161,060,227	156,272,335
Diluted	166,541,025	163,060,805	165,465,836	161,723,131
Other comprehensive income:
Foreign currency translation adjustments	(2,390)	2,772	(2,750)	1,983
Total comprehensive income	$12,881	$12,936	$35,045	$9,221

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock
(IN THOUSANDS, EXCEPT SHARES DATA)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total stockholders' equity
Balance at December 31, 2021	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	1,084,966	1	—	—	—	1
Option exercises	1,586,728	2	7,153	—	—	7,155
Stock-based compensation	—	—	44,733	—	—	44,733
Foreign currency translation adjustment	—	—	—	(2,584)	—	(2,584)
Repurchase of common stock	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	15,373	15,373
Balance at December 31, 2022	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	3,492,130	4	—	—	—	4
Option exercises	1,001,793	1	7,988	—	—	7,989
ESPP purchase	273,569	—	2,306	—	—	2,306
Stock-based compensation	—	—	80,779	—	—	80,779
Foreign currency translation adjustment	—	—	—	1,983	—	1,983
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net income	—	—	—	—	7,238	7,238
Balance at December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	3,723,743	4	—	—	—	4
Option exercises	64,049	—	409	—	—	409
ESPP purchase	325,854	—	3,373	—	—	3,373
Stock-based compensation	—	—	59,724	—	—	59,724
Foreign currency translation adjustment	—	—	—	(2,750)	—	(2,750)
Net income	—	—	—	—	37,795	37,795
Balance at December 31, 2024	162,871,266	$163	$964,765	$(3,666)	$46,749	$1,008,011

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(IN THOUSANDS)	2024	2023
Cash flows from operating activities:
Net income	$37,795	$7,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,966	54,966
Stock-based compensation	59,762	81,103
Foreign currency loss (gain), net	2,898	(484)
Deferred tax benefit	(16,417)	(21,531)
Amortization of debt issuance costs	464	463
Allowance for credit losses	21	3,816
Impairment of assets	170	33
Changes in operating assets and liabilities:
Increase in accounts receivable	(6,223)	(8,148)
Increase in unbilled receivables	(7,369)	(4,685)
(Increase) decrease in prepaid expenses and other current assets	(18,722)	6,418
Increase in operating leases, net	(1,561)	(29)
(Increase) decrease in other long-term assets	(1,785)	375
Increase in accounts payable and accrued expenses and other long-term liabilities	4,654	11,478
Increase in deferred revenue	383	582
(Decrease) increase in due to/from related party	(138)	28
Net cash provided by operating activities	117,898	131,623
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	—	(966)
Purchase of property and equipment	(1,784)	(1,975)
Acquisition and development of internal use software and other	(38,760)	(31,777)
Net cash used in investing activities	(40,544)	(34,718)
Cash flows from financing activities:
Repayment of long-term debt	(120,000)	(145,000)
Proceeds from the Revolver	—	75,000
Proceeds from exercise of stock options	409	7,989
Cash received from Employee Stock Purchase Program (ESPP)	3,213	3,160
Net cash used in financing activities	(116,378)	(58,851)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(39,024)	38,054
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(931)	(435)
Cash, cash equivalents, and restricted cash, at beginning of year	127,290	89,671
Cash, cash equivalents, and restricted cash, at end of year	$87,335	$127,290
Supplemental Disclosures:
Net cash paid during the year for:
Interest	$4,901	$11,229
Taxes	$34,800	$10,985
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$324	$431
Internal use software acquired included in accounts payable	$816	$1,444
Lease liabilities arising from right-of-use assets	$6,030	$6,282

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, restructuring and severance costs, acquisition and integration costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of historical adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2024	2023	2024	2023
Net income	$15,271	$10,164	$37,795	$7,238
Depreciation and amortization	16,934	14,593	63,966	54,966
Stock-based compensation	12,577	15,462	59,762	81,103
Interest expense, net	571	2,489	5,358	12,236
Provision (benefit) for income taxes	9,671	3,858	17,233	(2,382)
Acquisition, restructuring and integration costs	1,543	1,054	3,008	4,028
Foreign exchange loss (gain), net	4,650	(501)	3,927	430
Asset impairments and other costs	133	396	223	1,913
Adjusted EBITDA	$61,350	$47,515	$191,272	$159,532
Revenue	$153,038	$134,295	$530,101	$474,369
Net income margin	10%	8%	7%	2%
Adjusted EBITDA margin	40%	35%	36%	34%

Stock-Based Compensation

	Three months ended December 31,		Year ended December 31,
(IN THOUSANDS)	2024	2023	2024	2023
Cost of revenue	$82	$124	$368	$452
Sales and marketing	3,780	5,512	17,782	23,371
Technology and development	5,059	4,104	19,198	17,538
General and administrative	3,656	5,722	22,414	39,742
Total stock-based compensation	$12,577	$15,462	$59,762	$81,103

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its fourth quarter and full year 2024 financial results today at 8:30 a.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS’s investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry's most actionable data to drive superior results for the world's largest advertisers, publishers, and media platforms. IAS's software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, strategies, client wins, or market penetration are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) factors that affect the amount of advertising spending, such as economic downturns, instability in geopolitical or market conditions, and changes in tax treatment of advertising expenses; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our ability to sustain our profitability and revenue growth rate, particularly if our revenue growth continues to decline; (v) issues with the development and use of artificial intelligence and machine learning; (vi) our failure to maintain or achieve industry accreditation standards; (vii) our dependence on integrations with advertising platforms, demand side providers (“DSPs”), proprietary platforms, and ad servers that we do not control; (viii) our ability to maintain high impression volumes; (ix) our ability to compete successfully with our current or future competitors in an intensely competitive market; (x) our international expansion; (xi) our ability to expand into new channels; (xii) risks that our customers do not pay or choose to dispute their invoices; (xiii) risks of material changes to revenue share agreements with certain DSPs; (xiv) our dependence on the overall demand for advertising; (xv) our ability to effectively manage our growth; (xvi) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvii) our ability to successfully execute our international plans; (xviii) the risks associated with the seasonality of our market; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiii) our ability to avoid operational, technical, and performance issues with our platform; (xxiv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxv) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvi) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxvii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxviii) our involvement in lawsuits to protect or enforce our intellectual property; (xxix) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxx) risks that our trademarks and trade names are not adequately protected; (xxxi) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxii) our ability to maintain our corporate culture; (xxxiii) risks posed by earthquakes, fires, floods, public health crises, and other natural catastrophic events; (xxxiv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
press@integralads.com